Press Release

Terra Nova Acquisition Corporation

Announces Filing of Definitive Proxy Statement

NEW YORK—(BUSINESS WIRE)–January 24, 2007—Terra Nova Acquisition Corporation (OTCBB: TNVA; OTCBB: TNVAU; OTCBB: TNVAW) (“Terra Nova”) announced that it filed its definitive proxy statement with the Securities and Exchange Commission on January 19, 2007. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT THAT HAS BEEN MAILED TO ALL STOCKHOLDERS OF RECORD BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Terra Nova at the Securities and Exchange Commission’s web site at www.sec.gov. Terra Nova’s special meeting of stockholders will be held on February 12, 2007 at 10:00 a.m. eastern time, at the offices of Graubard Miller, Terra Nova’s counsel, at The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174. Stockholders of record as of January 19, 2007 (the “Record Date”) are invited to attend the special meeting and vote on five proposals.

About ClearPoint

ClearPoint Business Resources, Inc. (“ClearPoint”) is a workforce management solutions provider based in Chalfont, Pennsylvania, near Philadelphia. ClearPoint’s business was founded in 2001 and currently operates through 29 branches across the United States with over 140 employees and over 3,500 field associates. ClearPoint operated under the name Mercer Staffing, Inc. until it changed its name to ClearPoint in 2006.

ClearPoint focuses on human resource/staff outsourcing, vendor management services, customized managed service programs, and workforce optimization. It also provides business services including business process outsourcing, support services for the transportation, logistics and staffing industries, and benefits solutions and administration. ClearPoint is also known for its project-based staff augmentation service which includes full service project solutions, executive search and permanent placement services, contract recruiting services and short- and long-term hourly-based assignments.

ClearPoint was recently recognized in an elite group of 100 companies in its industry with at least $100 million in revenue in the May 2006 issue of Staffing Industry Report, which published its annual list of top staffing and human resource outsourcing companies. ClearPoint (referred to as Mercer Staffing, its prior name, in the article) was also recently recognized as the 17th fastest growing private company in the United States in the “Inc. 500” in the September 2006 issue of Inc. Magazine.

Certain Proxy Voting Procedures

At Terra Nova’s special meeting of stockholders, stockholders of record as of January 19, 2007 will vote on, among other proposals, the proposed merger with ClearPoint. A public stockholder who owned shares as of the Record Date who votes against the merger may demand that Terra Nova convert the stockholder’s (“Converting Stockholder”) shares into cash for the stockholder’s pro rata share of the trust account.

To perfect conversion rights, a Converting Stockholder must comply with all of the following procedures:

1.	(a) Complete the ADP voter instruction card or form of proxy, (b) vote against the merger proposal, (c) check the box for conversion on the ADP voter instruction card or form of proxy, and (d) submit the ADP voter instruction card or form of proxy before the date of the special meeting of stockholders.

2.	If the shares are held in “street name,” instruct the account executive at the Converting Stockholder’s bank or broker to withdraw the Converting Stockholder’s shares from the Converting Stockholder’s account and request that a physical stock certificate be issued in the Converting Stockholder’s name. Terra Nova’s stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), can assist with this process.

3.	Prior to the special meeting of stockholders:

(a)	present the physical stock certificate (together with necessary stock powers (with signature medallion guaranteed)) to Continental at the following address: Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, Attn: Mark Zimkind, Tel. (212) 845-3287; and

(b)	provide to Continental, along with the stock certificate and stock power, a written certificate addressed to Terra Nova and signed by the Converting Stockholder to the effect that: (i) the Converting Stockholder was a holder of record as of the Record Date for purposes of the special meeting of stockholders, (ii) the Converting Stockholder has held the shares the Converting Stockholder seeks to convert since the Record Date, (iii) the Converting Stockholder will continue to hold the shares through the closing date of the merger, and (iv) the Converting Stockholder wishes to convert his shares into a pro rata share of the trust account.

Certificates that have not been tendered in accordance with these procedures prior to the special meeting of stockholders will not be converted into cash. In the event a Converting Stockholder tenders shares and later decides that it does not want to convert shares, such Converting Stockholder will need to make arrangements with Continental to withdraw the tender.

Stockholders who have questions concerning the proposed merger or any other aspect of the special meeting should contact Lee Chung, Terra Nova’s Chief Financial Officer, at (416) 644-6000 ext. 300.

Forward-Looking Statements

This press release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Terra Nova’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: approval of the merger by the stockholders of the companies; the number and percentage of Terra Nova stockholders voting against the proposed merger and seeking conversion; the number and percentage of Terra Nova’s stockholders abstaining from any vote; as well as other relevant risks detailed in Terra Nova’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Terra Nova assumes no obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Terra Nova and does not constitute an offer of any securities of Terra Nova for sale. Any solicitation of proxies will be made only by the definitive proxy statement of Terra Nova that will be mailed to all stockholders. Investors and security holders of Terra Nova are urged to read the definitive proxy statement and appendices thereto, because they will contain important information about Terra Nova and ClearPoint.

Contacts

Terra Nova

Lee Chung, (416) 644-6000 ext. 300

Chief Financial Officer